UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 19, 2005

National Atlantic Holdings Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	000-51127	223316586
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Paragon Way, Freehold, New Jersey		07728
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	732-665-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On September 19, 2005, the Compensation Committee of National Atlantic Holdings Corporation (NAHC) approved annual compensation figures for its senior management team. The new annual salaries, retroactive to August 15, 2005, are as follows:

James V. Gorman, Chairman of the Board of Directors and Chief Executive Officer of NAHC and subsidiary Proformance, will receive annual compensation of $324,000, increased from $290,500. Cynthia L. Codella, Secretary and Executive Vice President of NAHC and Proformance, will receive annual compensation of $270,000, increased from $216,400. Frank J. Prudente, Executive Vice President, Corporate Finance and Treasurer, will receive annual compensation of $270,000, increased from $251,200. John E. Scanlan, Executive Vice President and Chief Underwriting Officer of NAHC and Proformance, will receive annual compensation of $243,160, increased from $185,632. Peter A. Capello, Jr., Director of NAHC and Chief Financial Officer of Proformance, will receive annual compensation of $220,000, increased from $185,600. Bruce C. Bassman, Senior Vice President and Chief Actuarial Officer of NAHC, will receive annual compensation of $220,000, increased from $190,000.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Atlantic Holdings Corporation

September 26, 2005	By:	/s/ Frank J. Prudente

Name: Frank J. Prudente
Title: Executive Vice President - Corporate Finance and Treasurer